Exhibit 5.1

OPINION OF HOLLAND & HART LLP

November 19, 2009

Lightbridge Corporation
1600 Tyson’s Blvd., Suite 550
McLean, Virginia 22102

Re:           Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as special Nevada counsel for Lightbridge Corporation, a Nevada corporation (the “Company”), in connection with the Registration Statement on Form  S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”), including the prospectus included therein (the “Prospectus”), relating to the registration of the following securities of the Company having an aggregate initial public offering price of up to U.S. $50,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies: (a) shares of Common Stock par value $0.001 per share (the “Common Stock”), (b) shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”), in one or more series, (c) debt securities, in one or more series (the “Debt Securities”), (d) warrants to purchase Common Stock, Preferred Stock, Debt Securities, or any combination thereof, in one or more series (the “Warrants”) and (e) units consisting of Common Stock, Preferred Stock,  Debt Securities or Warrants, or any combination thereof, in one or more series (the “Units”).  The Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units are collectively referred to herein as the “Securities.”

We have been advised by the Company that:

A.
The Debt Securities may be either senior or subordinated, and if issued, will be issued pursuant to an Indenture in substantially the form of Exhibit 4.4 to the Registration Statement (the “Indenture”) to be entered into between the Company and a trustee to be identified in the Indenture (the “Trustee”).   The form of the Debt Securities will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective and the particular terms of any Debt Securities will be set forth in a supplement to the Prospectus; and

Lightbridge Corporation November 19, 2009 Page 2

B.
Warrants may be issued pursuant to a warrant agreement to be entered into between the Company and a Warrant agent selected by the Company (the “Warrant Agreement”). The Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective and the particular terms of any series of Warrants will be set forth in a supplement to the Prospectus; and

C.
Units may be issued pursuant to a unit agreement to be entered into between the Company and a Unit agent selected by the Company (the “Unit Agreement”).  The Unit Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective and the particular terms of any series of Units will be set forth in a supplement to the Prospectus.

We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for this opinion.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (vi) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) there will not have occurred any change in law affecting the validity or enforceability of such Securities; (x) at the time of the sale, issuance or delivery of the Securities, the authorization of such Securities by the Company’s Board of Directors or applicable committee thereof will not have been modified or rescinded; (xi) with respect to the Common Stock and Preferred Stock, the Company will have a sufficient number of authorized but unissued shares thereof under its Articles of Incorporation, as amended, and will have reserved from such authorized but unissued and unreserved shares, sufficient shares for the issuance thereof; (xii) the certificates representing the Securities will be duly authorized, executed and delivered; and (xiii) where applicable, the Securities will be properly authenticated by the manual signature of an authorized representative of the Trustee, warrant agent, unit agent or transfer agent.

Lightbridge Corporation November 19, 2009 Page 3

Based upon the foregoing, we are of the opinion that:

1.            The Common Stock will be validly issued, fully paid and nonassessable, provided that (i) the Company’s Board of Directors or an authorized committee thereof has specifically authorized the issuance of such Common Stock in exchange for a consideration that the Board of Directors or such committee determines as adequate (“Authorizing Resolutions”), (ii) the offer and sale of the Common Stock and the issuance and delivery thereof are in conformity with the Company’s Articles of Incorporation and Bylaws, and do not violate any applicable law, or result in a default under or breach of any agreement or instrument binding on the Company or a violation of any restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Company has received the consideration provided for in the applicable Authorizing Resolutions.

2.            The Preferred Stock will be validly issued, fully paid and nonassessable, provided that (i) such Preferred Stock is specifically authorized for issuance by Authorizing Resolutions which include the terms on and consideration for which the Preferred Stock is to be issued, (ii) the offer and sale of the Common Stock and the issuance and delivery thereof are in conformity with the Company’s Articles of Incorporation and Bylaws, and do not violate any applicable law, or result in a default under or breach of any agreement or instrument binding on the Company or a violation of any restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Company has received the consideration provided for in the applicable Authorizing Resolutions.

3.           The Debt Securities will constitute valid and legally binding obligations of the Company, provided that (i) such Debt Securities are specifically authorized for issuance by Authorizing Resolutions which include the terms upon which the Debt Securities are to be issued, the form and content of the Debt Securities and, if applicable, any conversion, exchange or exercise features of the Debt Securities, (ii) the Indenture conforms with applicable law and is enforceable in accordance with its terms, and a Trustee has been selected by the Company, (iii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture, the Articles of Incorporation, Bylaws and Authorizing Resolutions, and such terms and the Company’s compliance therewith do not violate any applicable law or the Articles of Incorporation or Bylaws, or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Debt Securities have been duly executed and authenticated in accordance with the Indenture and offered, issued and sold as contemplated in the Registration Statement, the Authorizing Resolutions and the Indenture, and (v) the Company has received the consideration provided for in the applicable Authorizing Resolutions.

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4.            The Warrants will constitute valid and legally binding obligations of the Company, provided that (i) such Warrants are specifically authorized for issuance by Authorizing Resolutions which include the terms upon which the Warrants are to be issued, their form and content and the consideration for which shares are to be issued upon exercise of the Warrants, (ii) the Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered and is enforceable in accordance with its terms, and a Warrant agent has been selected by the Company, (iii) the terms of the offer, issuance and sale of such Warrants have been duly established in conformity with the Warrant Agreement, (iv) the Warrant Agreement, and the offer, issuance and sale of the Warrants, and the Company’s compliance with the terms of the Warrant Agreement or the Warrants, do not violate any applicable law, or result in a default under or breach of any agreement or instrument binding on the Company or a violation of any restriction imposed by any court or governmental body having jurisdiction over the Company, (v) such Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and offered, issued and sold as contemplated in the Registration Statement, the applicable Authorizing Resolutions and the Warrant Agreement, and (vi) the Company has received the consideration provided for in the applicable Authorizing Resolutions.

5.            The Units will constitute valid and legally binding obligations of the Company, provided that (i) such Units are specifically authorized for issuance by Authorizing Resolutions which include the terms upon which the Units are to be issued, their form and content and the consideration for such Units, (ii) the Unit Agreement relating to the Units has been duly authorized, executed and delivered and is enforceable in accordance with its terms, and a Unit agent has been selected by the Company, (iii) the terms of the offer, issuance and sale of such Units have been duly established in conformity with the Unit Agreement, (iv) the Unit Agreement and the offer, issuance and sale of the Units, and the Company’s compliance with the terms of the Warrant Agreement or the Warrants, do not violate any applicable law, or result in a default under or breach of any agreement or instrument binding on the Company or a violation of any restriction imposed by any court or governmental body having jurisdiction over the Company, (v) such Units have been duly executed and countersigned in accordance with the Unit Agreement and offered, issued and sold as contemplated in the Registration Statement, the applicable Authorizing Resolutions and the Unit Agreement, and (vi) the Company has received the consideration provided for in the applicable Authorizing Resolutions.

Lightbridge Corporation November 19, 2009 Page 5

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

In providing this opinion, we have relied as to certain matters on information obtained from public officials and officers or agents of the Company.

We express no opinions concerning: (i) the validity or enforceability of any provisions contained in Debt Securities, Warrant Agreements or the Rights Agreements that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; and (ii) any securities into which the Debt Securities, Warrants and Units may be convertible or exercisable, except as opined to herein.  Furthermore, the opinions expressed herein as to the Indenture and the Debt Securities do not include any opinion with respect to the creation, validity, perfection or priority of any security interest or lien or any opinion with respect to compliance with laws relating to the permissible rates of interest.

It is understood that this opinion is to be used only in connection with the offer and sale of Common Stock, Preferred Stock, Debt Securities, Warrants and Units while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is limited to matters governed by the Nevada Revised Statutes (including the statutory provisions and reported judicial decisions interpreting such law) and the laws of the State of Nevada.  We disclaim any obligation to update this opinion or otherwise advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein, nor do we deliver any opinion as to the extent to which any laws other than the laws of the State of Nevada apply or the effect of any such other laws should they apply.

Lightbridge Corporation November 19, 2009 Page 6

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus and any supplement thereto.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Holland & Hart LLP